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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-37304 and 333-74940 of The Management Network Group, Inc. on Forms S-8 of our report dated March 10, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph for a change in accounting principle) appearing in the Annual Report on Form 10-K of The Management Network Group, Inc. for the fiscal year ended December 28, 2002.

                  /s/  DELOITTE & TOUCHE LLP

                  Kansas City, Missouri
                  March 27, 2003